REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees and Shareholders
The Westport Funds
Westport, Connecticut


In planning and performing our audits of the financial
statements of The Westport Funds (the Funds), as of and for
the year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal
control over financial reporting.   Accordingly, we express no
such opinion.

The management of the Funds are responsible for establishing and maintaining effective internal control over financial
reporting.   In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls.   A funds internal
control over financial reporting is a process designed to
provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles.   A funds internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and directors of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial
reporting may not prevent or detect misstatements.   Also, projections
of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions,
to prevent or detect misstatements on a timely basis.   A material weakness
is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.











Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).   However, we noted no deficiencies
in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2013.

This report is intended solely for the information and use of management, Board of Trustees of The Westport Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




		/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2014






































Board of Trustees and Shareholders
The Westport Funds
Page Two